As filed with the Securities and Exchange Commission on December 22, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2756163 (I.R.S. Employer Identification Number)
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104
(817) 665-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Glenn Darden
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104
(817) 665-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent For Service)

With copies to:

John C. Cirone, Esq. Vice President, General Counsel and Secretary Quicksilver Resources Inc. 777 West Rosedale Street, Suite 300 Fort Worth, Texas 76104 (817) 665-5000	Mark E. Betzen, Esq. Jones Day 2727 North Harwood Street Dallas, Texas 75201 (214) 220-3939

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall be effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed
Title of Each Class of	Amount to be	Maximum Aggregate	Amount of
Securities to be Registered*	Registered (1)	Offering Price (1)	Registration Fee (1)
Senior Debt Securities
Subordinated Debt Securities
Common Stock, par value $0.01 per share (2)
Preferred Stock
Depositary Shares (3)
Warrants
Purchase Contracts
Units (4)
Total	$350,000,000	$350,000,000	$37,450

(1)	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate public offering price not to exceed $350,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rule 457(p), we are offsetting the total filing fee for this registration statement against $40,301 that has already been paid by us with respect to $350,000,000 aggregate initial offering price of securities that were previously registered pursuant to our Registration Statement No. 333-117447, and were not sold thereunder.
(2)	Each share of Common Stock presently includes one share purchase right as described under “Description of Capital Stock—Stockholder Rights Agreement.” These rights are also covered by this registration statement. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock, and the value attributable to them, if any, is reflected in the price of the Common Stock.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.

*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413.

PROSPECTUS
QUICKSILVER RESOURCES INC.
$350,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

     We may offer from time to time to sell senior or subordinated debt securities, common stock, preferred stock, either separately or represented by depositary shares, warrants and purchase contracts, as well as units that include any of these securities or securities of other entities. Such securities may be offered and sold by us in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $350,000,000. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities or securities of one or more other entities. Shares of our common stock are traded on the New York Stock Exchange under the symbol “KWK.”
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2005

     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS
     We may from time to time sell the securities in one or more offerings up to a total aggregate principal amount or initial purchase price of $350,000,000. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify, or supersede other information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the information incorporated by reference as described below under the heading “Incorporation of Documents by Reference.”
     You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov or from our website at www.qrinc.com. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us is also available at our website at www.qrinc.com. However, the information on our website is not part of this prospectus.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any information that is part of this prospectus or any prospectus supplement that speaks as of a later date than any other information that is part of this prospectus or any prospectus supplement updates or supersedes such other information. We incorporate by reference in this prospectus the documents listed below and any documents or portions thereof that we file with the SEC after December 22, 2005 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that may be offered by this prospectus.
•	Our Annual Report on Form 10-K and the amendment on Form 10-K/A for the fiscal year ended December 31, 2004;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005 (as amended on Form 10-Q/A), June 30, 2005 and September 30, 2005;

•	Our Current Reports on Form 8-K filed on January 28, 2005, February 11, 2005, March 11, 2005, April 13, 2005, April 19, 2005, May 18, 2005, June 1, 2005, June 13, 2005, June 28, 2005, June 30, 2005, August 26, 2005, September 26, 2005, October 6, 2005, October 24, 2005, December 1, 2005 and December 21, 2005;

•	The description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on October 11, 2001, including any amendments thereto; and

•	The description of our rights to purchase our Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed on March 14, 2003, including any amendments thereto.

     You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:
Diane Weaver
Director of Investor Relations
Quicksilver Resources Inc.
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104
(817) 665-5000
FORWARD-LOOKING STATEMENTS
     Some of the statements made and information contained in this prospectus and the documents we incorporate by reference, excluding historical information, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Any of the following factors may impact the achievement of results:
•	changes in general economic conditions;

•	fluctuations in natural gas and crude oil prices;

•	failure or delays in achieving expected production from natural gas and crude oil exploration and development projects;

•	uncertainties inherent in estimates of natural gas and crude oil reserves and predicting natural gas and crude oil reservoir performance;

•	effects of hedging natural gas and crude oil prices;

•	competitive conditions in our industry;

•	actions taken by third-party operators, processors and transporters;

•	changes in the availability and cost of capital;

•	operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;

•	the effects of existing and future laws and governmental regulations; and

•	the effects of existing or future litigation.
     This list of factors is not exhaustive, and new factors may emerge or changes to these factors may occur that would impact our business. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond our control.

DESCRIPTION OF DEBT SECURITIES
General
     The debt securities that we may offer by this prospectus consist of unsecured notes, debentures, or other evidences of indebtedness of Quicksilver, which we refer to as “debt securities.” We may issue debt securities in one or more series under an indenture, dated as of December 22, 2005, between us and JPMorgan Chase Bank, as trustee. A copy of the indenture is filed as Exhibit 4.7 to the registration statement of which this prospectus is a part and is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the indenture.
     The provisions of the indenture will generally be applicable to all of the debt securities. Selected provisions of the indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•	the title of the debt securities;

•	the extent, if any, to which the debt securities are subordinated in right of payment to other indebtedness of Quicksilver;

•	any limit on the aggregate principal amount of the debt securities;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•	the date or dates on which the principal of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

•	the dates on which interest will be payable and the regular record dates for interest payment dates;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

•	any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

•	the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for the common stock or other securities of Quicksilver or any other person;

•	the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default; and

•	the applicability to the debt securities of the provisions described in “— Defeasance” below.
     We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.
     If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.
     Unless otherwise indicated in an applicable prospectus supplement:
•	the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and

•	payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Global Securities
     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:
•	by the depositary to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary;

•	by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary; or

•	in any other circumstances described in an applicable prospectus supplement.
     The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in an applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.
     Unless otherwise specified in an applicable prospectus supplement, any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of a global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

     Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through those participants. Ownership of those beneficial interests by participants will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the participants. The laws of some jurisdictions require that specified purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.
     So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in certificated form, and will not be considered the owners or holders of the debt securities for any purpose under the indenture. Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the indenture.
     We understand that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the indenture:
•	the applicable depositary would authorize its participants to give the notice or take the action; and

•	the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.
     Principal of and any premium and interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, debt securities represented by a global security will be made to the applicable depository or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent, or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.
Certain Covenants of Quicksilver
     Maintenance of Office or Agency. We will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.
     Paying Agents, Etc. If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of its action or failure to act. All moneys paid by us to a paying agent for the payment of principal of or interest on any debt securities that remain unclaimed for two years after the principal or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.

     Existence. We will be required to, and will be required to cause our subsidiaries to, preserve and keep in full force and effect our and their existence, charter rights, statutory rights, and franchises, except to the extent that the failure to do so would not have a Material Adverse Effect.
     Restrictive Covenants. Any restrictive covenants applicable to any series of debt securities will be described in an applicable prospectus supplement.
Events of Default
     The following are Events of Default under the indenture with respect to debt securities of any series:
     (1) failure to pay principal of or premium, if any, on any debt security of that series when due;
     (2) failure to pay any interest on any debt security of that series when due, which failure continues for 30 calendar days;
     (3) failure to make any sinking fund payment when and as due by the terms of any debt security of that series;
     (4) failure to redeem any debt security of that series when required to do so under the terms thereof;
     (5) failure to perform, or breach of, any other of our covenants in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), which failure or breach continues for 60 calendar days after written notice thereof has been given to us as provided in the indenture;
     (6) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other of our or certain of our subsidiaries’ indebtedness, the unpaid principal amount of which is not less than $15 million, which default results in the acceleration of the maturity of the indebtedness prior to its stated maturity or occurs at the final maturity thereof;
     (7) specified events of bankruptcy, insolvency, or reorganization involving us or certain of our subsidiaries; and
     (8) any other Event of Default provided with respect to debt securities of that series.
     Pursuant to the Trust Indenture Act, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all uncured defaults known to it, except that:
•	in the case of a default in the performance of any covenant of the character contemplated in clause (5) above, no notice will be given until at least 30 calendar days after the occurrence of the default; and

•	other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.
     If an Event of Default described in clause (7) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “— Modification and Waiver” below.
     Subject to the duty of the trustee to act with the required standard of care during an Event of Default, the trustee will have no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities, unless holders of debt securities shall have offered to the trustee reasonable security or indemnity. Subject to the provisions of the indenture, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.
     No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:
•	the holder has previously given to the trustee written notice of a continuing Event of Default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the same series have requested the trustee to institute a proceeding in respect of the Event of Default;

•	the holder or holders have furnished reasonable indemnity to the trustee to institute the proceeding as trustee;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of the same series a direction inconsistent with the request; and

•	the trustee has failed to institute the proceeding within 60 calendar days.
     However, the limitations described above do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and interest on such debt security on or after the applicable due dates for the payment of such principal and interest.
     We are required to furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in our performance.
     Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.
Modification and Waiver
     In general, modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of the debt securities of each series affected thereby. However, no modification or amendment of the indenture may, without the consent of the holder of each debt security affected thereby:
•	change the stated maturity of, or any installment of principal of, or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or

•	reduce the percentage in principal amount of debt securities of any series required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.
     The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with specified covenants of the indenture. The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:
•	a default in the payment of the principal of, or premium, if any, or interest on, any debt security of that series; or

•	a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.
Defeasance
     Unless otherwise specified in a prospectus supplement applicable to a particular series of debt securities and except as described below, upon compliance with the applicable requirements described below, we:
     (1) will be deemed to have been discharged from our obligations with respect to the debt securities of that series; or
     (2) will be released from our obligations to comply with certain covenants described under “— Certain Covenants of Quicksilver” above with respect to the debt securities of that series, and the occurrence of an event described in any of clauses (3), (4), (5), (6), and (8) under “— Events of Default” above will no longer be an Event of Default with respect to the debt securities of that series except to the limited extent described below.
     Following any defeasance described in clause (1) or (2) above, we will continue to have specified obligations under the indenture, including obligations to register the transfer or exchange of debt securities of the applicable series; replace destroyed, stolen, lost, or mutilated debt securities of the applicable series; maintain an office or agency in respect of the debt securities of the applicable series; and hold funds for payment to holders of debt securities of the applicable series in trust. In the case of any defeasance described in clause (2) above, any failure by us to comply with our continuing obligations may constitute an Event of Default with respect to the debt securities of the applicable series as described in clause (5) under “— Events of Defaults” above.
     In order to effect any defeasance described in clause (1) or (2) above, we must irrevocably deposit with the trustee, in trust, money or specified government obligations (or depositary receipts therefor) that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay all of the principal and premium, if any, and interest on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities. In addition:
•	no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the indenture shall have occurred and be continuing on the date of such deposit;

•	no Event of Default described in clause (7) under “— Events of Default” above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described in such clause (7) shall have occurred and be continuing at any time on or prior to the 90th calendar day following the date of deposit;

•	in the event of any defeasance described in clause (1) above, we shall have delivered an opinion of counsel, stating that (a) we have received from, or there has been published by, the IRS a ruling or (b) there has been a change in applicable federal law, in either case to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred; and

•	in the event of any defeasance described in clause (2) above, we shall have delivered an opinion of counsel to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred.
     If we fail to comply with our remaining obligations under the indenture with respect to the debt securities of the applicable series following a defeasance described in clause (2) above and the debt securities of that series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, we will remain liable in respect of such payments.
Satisfaction and Discharge
     We, at our option, may satisfy and discharge the indenture (except for specified obligations of us and the trustee, including, among others, the obligations to apply money held in trust) when:
•	either:
     (1) all of our debt securities previously authenticated and delivered under the indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the trustee for cancellation; or
     (2) all of our debt securities not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;
•	We have paid or caused to be paid all other sums payable by us under the indenture; and

•	We have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.
Limitations on Merger and Other Transactions
     Prior to the satisfaction and discharge of the indenture, we may not consolidate with or merge with or into any other person, or transfer all or substantially all of our properties and assets to another person unless:
•	either
     (1) we are the continuing or surviving person in the consolidation or merger; or
     (2) the person (if other than us) formed by the consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all of our obligations under the debt securities and the indenture;
•	immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists; and

•	an officer’s certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the trustee to the effect that the first condition set forth above has been satisfied.
     The continuing, surviving, or successor person will succeed to and be substituted for us with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the debt securities.

Governing Law
     The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
     The indenture contains specified limitations on the right of the trustee, should it become our creditor within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee’s rights as our creditor will not be limited if the creditor relationship arises from, among other things:
•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.
     The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the trustee must eliminate the conflict or resign.
DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
     Subject to the restrictions described below, the holders of our common stock are entitled to receive dividends from funds legally available when, as and if declared by our board of directors, and are entitled upon our liquidation, dissolution or winding up to receive pro rata our net assets after satisfaction in full of the prior rights of our creditors and holders of any preferred stock.
     Except as otherwise provided by law and subject to the voting rights of our preferred stock of any series that may be outstanding from time to time, the holders of common stock are entitled to one vote for each share held on all matters as to which stockholders are entitled to vote. The holders of common stock do not have cumulative voting rights. The holders of common stock do not have any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or of securities convertible into our stock or any conversion rights with respect to any of our securities. Our common stock is not subject to redemption. All of our issued and outstanding common stock is fully paid and non-assessable.

Preferred Stock
     Our restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including the following:
•	the designation of the series;

•	the rate and time of, and conditions and preferences with respect to, dividends, and whether the dividends will be cumulative;

•	the voting rights, if any, of shares of the series;

•	the price, timing and conditions regarding the redemption of shares of the series and whether a sinking fund should be established for the series;

•	the rights and preferences of shares of the series in the event of voluntary or involuntary dissolution, liquidation or winding up of our affairs; and

•	the right, if any, to convert or exchange shares of the series into or for stock or securities of any other series or class.
     We have designated one share of our authorized preferred stock as special voting stock. This share provides voting rights to holders of exchangeable shares issued by our subsidiary, MGV Energy Inc. (“MGV”), that are equivalent to the voting rights of the number of shares of our common stock for which the MGV exchangeable shares are exchangeable.
     In connection with our stockholder rights agreement, discussed below, we designated 100,000 shares of our authorized preferred stock as Series A junior participating preferred stock. We have not issued any shares of Series A junior participating preferred stock.
Purposes and Effects of Certain Provisions of Our Restated Certificate of Incorporation and Restated Bylaws
     General
     Our restated certificate of incorporation and restated bylaws contain provisions that could make more difficult the acquisition of control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.
     Preferred Stock
     We believe that the availability of the preferred stock under our restated certificate of incorporation will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, series of preferred stock might impede a business combination by including class voting rights which would enable the holder or holders of such series to block a proposed transaction. Our board of directors will make any determination to issue shares based on its judgment as to our and our stockholders’ best interests. Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

     Classified Board of Directors; Removable Only for Cause
     Our restated certificate of incorporation divides our board of directors into three classes of directors, with each class serving staggered, three-year terms. In addition, our directors may be removed from office only for cause by a vote of at least 66 2/3%% in voting power of the then-outstanding shares of our voting stock entitled to vote in the election of directors, voting together as a single group. The classification of our board of directors means that, unless directors are removed for cause, it could require at least two annual meetings of stockholders for a majority of stockholders to make a change of control of the board of directors, because only a portion of the directors will be elected at each meeting. A significant effect of a classified board of directors may be to deter hostile takeover attempts, because an acquiror could experience delay in replacing a majority of the directors. A classified board of directors also makes it more difficult for stockholders to effect a change of control of the board of directors, even if such a change of control were to be sought due to dissatisfaction with the performance of our company’s directors.
     Supermajority Voting
     Our restated certificate of incorporation requires the approval of the holders of at least 66 2/3%% of the then-outstanding shares of our voting stock entitled to vote in the election of directors, voting together as a single group, to amend, alter or repeal any provision of:
•	our restated certificate of incorporation governing the election and removal of directors; and

•	our restated certificate of incorporation prohibiting stockholder actions by written consent.
     Limitation of Director Liability
     Our restated certificate of incorporation limits the liability of directors to our company and our stockholders to the fullest extent permitted by Delaware law. Specifically, a director will not be personally liable for monetary damages for breach of his or her fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	violations under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.
     These provisions in our restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our company and its stockholders. These provisions do not limit or affect a stockholder’s ability to seek and obtain relief under federal securities laws.
     No Stockholder Action by Written Consent
     Our restated certificate of incorporation provides that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be effected by a written consent of stockholders in lieu of a meeting of stockholders. This prevents stockholders from initiating or effecting any action by written consent, thereby limiting the ability of stockholders to take actions opposed by our board of directors.
     Special Meetings of Stockholders
     Our restated bylaws provide that special meetings of stockholders may be called only by our board of directors, our chairman of the board or our president.

Stockholders Rights Agreement
     On March 11, 2003, our board of directors adopted a Rights Agreement (referred to herein as the stockholders rights agreement) between us and Mellon Investor Services LLC, as rights agent, and declared a dividend of one right for each outstanding share of common stock, payable to stockholders of record at the close of business on March 26, 2003. The stockholders rights agreement provides that each share issued after March 26, 2003 and prior to the time that the rights expire, are redeemed or become exercisable (whichever occurs first) will be accompanied by one right. On December 20, 2005, the stockholder rights agreement was amended and restated to, among other things, increase the exercise price of the rights to $180 per right, subject to adjustment as provided in the stockholder rights agreement.
     The rights are not exercisable until the earlier of:
•	the first date of public announcement of a person or group of affiliated or associated persons (referred to herein as an acquiring person) having acquired beneficial ownership of 15% or more of our outstanding common shares, except pursuant to a permitted offer or if such person or group is a grandfathered stockholder; or

•	10 days, or such later date as our board of directors may determine, following the commencement of, or first public announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group becoming an acquiring person.
     We are entitled to redeem the rights in exchange for a payment (currently $0.01 per right, but subject to possible adjustment) at any time prior to the earlier to occur of:
•	a person becoming an acquiring person; or

•	the expiration of the rights.
     If the rights become exercisable, a holder of rights (other than rights beneficially owned by an acquiring person, which rights would be void), would be entitled to buy a number of shares of our common stock or, if certain transactions involving an acquisition of our company or its assets have occurred, the common stock of the acquiring company, having a market value of twice the exercise price of each right (currently $180, but subject to possible adjustment). Holders of shares of our common stock who do not exercise their rights in such circumstances will experience dilution of their investment in the company. The rights under the stockholders rights agreement expire on March 11, 2013, unless earlier redeemed or exchanged. Until a right is exercised, the holder has no rights as a stockholder including, without limitation, the right to vote as a stockholder or to receive dividends.
     We are entitled to amend the rights, without restriction and without the approval of any holders of shares of our common stock, at any time or from time to time prior to the rights becoming exercisable. After the rights become exercisable, our ability to amend the rights is subject to specified restrictions.
Section 203 of the Delaware General Corporation Law
     We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time of the transaction in which the person or entity became an interested stockholder, unless:
•	prior to that time, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding for this purpose shares owned by persons who are directors and also officers of the corporation and by specified employee benefit plans; or

•	at or after such time the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
     For the purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or within the immediately preceding three years did own 15% or more of the corporation’s voting stock.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Mellon Investor Services LLC.
DESCRIPTION OF DEPOSITARY SHARES
     We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of debt securities, common stock, preferred stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number or principal amount and terms of the debt securities, common stock, preferred stock, and/or depositary shares purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	the identity of the warrant agent;

•	the maximum or minimum number of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of the warrants.
DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or securities of an entity unaffiliated with us, a basket of such or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts.
     The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.
DESCRIPTION OF UNITS
     We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
     The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table shows our historical ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 2004, 2003, 2002, 2001 and 2000 and for the nine months ended September 30, 2004 and 2005. For the purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income from continuing operations before income taxes before income from equity investees plus distributed earnings from equity investees and fixed charges. “Fixed charges” consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

Nine Months
Ended
September 30,	Year Ended December 31,
2005	2004	2003	2002	2001	2000
6.0x	3.8x	2.4x	2.3x	2.2x	2.3x
USE OF PROCEEDS
     We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.
CERTAIN LEGAL MATTERS
     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by John C. Cirone, our Vice President, General Counsel and Secretary and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated into this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2004, as amended on Form 10-K/A, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which audit report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations, on January 1, 2003), which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     With respect to the unaudited interim financial information for the periods ended March 31, 2005 and 2004, June 30, 2005 and 2004 and September 30, 2005 and 2004, which is incorporated by reference herein, Deloitte &

Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 (as amended on Form 10-Q/A), June 30, 2005 and September 30, 2005 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because these reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.
RESERVE ENGINEERS
     Certain information contained in the documents we incorporate by reference regarding estimated quantities of natural gas and crude oil reserves owned by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by Schlumberger Data and Consulting Services, Netherland, Sewell & Associates, Inc. and LaRoche Petroleum Consultants, Ltd. All of such information has been incorporated into this prospectus by reference in reliance upon the authority of these firms as experts in such matters.

QUICKSILVER RESOURCES INC.
$350,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

PROSPECTUS
December 22, 2005

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated expenses in connection with the issuance and distribution of an assumed amount of $350,000,000 of securities registered under this registration statement, other than any underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

SEC registration fee	$37,450
Legal fees and expenses	100,000
Accounting fees and expenses	70,000
Printing and engraving expenses	20,000
Trustee’s fees and expenses	20,000
Miscellaneous expenses (1)	50,000

Total	$297,450

(1)	Includes estimate of stock exchange listing fees, blue sky fees and expenses, and NASD filing fees.
Item 15. Indemnification of Directors and Officers.
     We are incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Our restated certificate of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. We have also entered into indemnification agreements with our directors and officers that provide them with indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
     Additionally, we have acquired directors and officers insurance which includes coverage for liability under the federal securities laws.
     Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Our restated certificate of incorporation contains such a provision.
     The above discussion of our restated certificate of incorporation, bylaws, indemnification agreements and Sections 102(b)(7) and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, bylaws, indemnification agreements and statutes.

Item 16. Exhibits.
     The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Securities Exchange Act as indicated in parentheses:

Exhibit No.	Description
4.1	Second Restated Certificate of Incorporation of Quicksilver Resources Inc. (filed as Exhibit 4.2 to our Form 8-A/A filed December 21, 2005 and included herein by reference).

4.2	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock of Quicksilver Resources Inc. (filed as Exhibit 4.3 to our Form 8-A/A filed December 21, 2005 and included herein by reference).

4.3	Bylaws of Quicksilver Resources Inc. (filed as Exhibit 4.2 to our Form S-4 File No. 333-66709, filed November 3, 1998 and included herein by reference).

4.4	Amendment to the Bylaws of Quicksilver Resources Inc. adopted on November 30, 1999 (filed as Exhibit 3.4 to our Form 10-K filed March 27, 2001 and included herein by reference).

4.5	Amendment to the Bylaws of Quicksilver Resources Inc., adopted June 5, 2001 (filed as Exhibit 3.2 to our Form 10-Q filed August 14, 2001 and included herein by reference).

4.6	Amendment to the Bylaws of Quicksilver Resources Inc., adopted March 11, 2003 (filed as Exhibit 3.8 to our Form 10-K filed March 26, 2003 and included herein by reference).

4.7	Indenture, dated as of December 22, 2005, between Quicksilver Resources Inc. and JPMorgan Chase Bank, National Association.

4.8	Amended and Restated Rights Agreement, dated as of December 20, 2005, between Quicksilver Resources Inc. and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to our Form 8-A/A filed December 21, 2005 and included herein by reference).

*4.9	Form of senior debt securities.

*4.10	Form of subordinated debt securities.

*4.11	Form of certificate of designations for preferred stock of Quicksilver Resources Inc.

*4.12	Form of depositary receipt.

*4.13	Form of depositary agreement.

*4.14	Form of warrant.

*4.15	Form of warrant agreement.

*4.16	Form of purchase contract.

*4.17	Form of unit certificate.

*4.18	Form of unit agreement.

5.1	Opinion of John C. Cirone, Vice President, General Counsel and Secretary of Quicksilver Resources Inc., as to the validity of the securities being registered.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

15.1	Awareness Letter of Deloitte & Touche LLP.

23.1	Consent of Deloitte & Touche LLP.

Exhibit No.	Description
23.2	Consent of John C. Cirone (included in Exhibit 5.1).

23.3	Consent of Schlumberger Data and Consulting Services.

23.4	Consent of Netherland Sewell & Associates, Inc.

23.5	Consent of LaRoche Petroleum Consultants, Ltd.

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of the Trustee under the Indenture.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 242(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 22, 2005.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden

Glenn Darden
President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title
*	Chairman of the Board
Thomas F. Darden	and Director	December 22, 2005

/s/ Glenn Darden	President, Chief Executive Officer and
Glenn Darden	Director	December 22, 2005

*	Senior Vice President -
Philip W. Cook	Chief Financial Officer	December 22, 2005

*
D. Wayne Blair	Vice President and Controller	December 22, 2005

*
James A. Hughes	Director	December 22, 2005

*
Steven M. Morris	Director	December 22, 2005

*
Anne Darden Self	Director	December 22, 2005

*
W. Yandell Rogers, III	Director	December 22, 2005

*
Mark J. Warner	Director	December 22, 2005

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

By:	/s/ Glenn Darden

Glenn Darden
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Restated Certificate of Incorporation of Quicksilver Resources Inc. (filed as Exhibit 4.2 to our Form 8-A/A filed December 21, 2005 and included herein by reference).

4.2	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock of Quicksilver Resources Inc. (filed as Exhibit 4.3 to our Form 8-A/A filed December 21, 2005 and included herein by reference).

4.3	Bylaws of Quicksilver Resources Inc. (filed as Exhibit 4.2 to our Form S-4 File No. 333-66709, filed November 3, 1998 and included herein by reference).

4.4	Amendment to the Bylaws of Quicksilver Resources Inc. adopted on November 30, 1999 (filed as Exhibit 3.4 to our Form 10-K filed March 27, 2001 and included herein by reference).

4.5	Amendment to the Bylaws of Quicksilver Resources Inc., adopted June 5, 2001 (filed as Exhibit 3.2 to our Form 10-Q filed August 14, 2001 and included herein by reference).

4.6	Amendment to the Bylaws of Quicksilver Resources Inc., adopted March 11, 2003 (filed as Exhibit 3.8 to our Form 10-K filed March 26, 2003 and included herein by reference).

4.7	Indenture, dated as of December 22, 2005, between Quicksilver Resources Inc. and JPMorgan Chase Bank, National Association.

4.8	Amended and Restated Rights Agreement, dated as of December 20, 2005, between Quicksilver Resources Inc. and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to our Form 8-A/A filed December 21, 2005 and included herein by reference).

*4.9	Form of senior debt securities.

*4.10	Form of subordinated debt securities.

*4.11	Form of certificate of designations for preferred stock of Quicksilver Resources Inc.

*4.12	Form of depositary receipt.

*4.13	Form of depositary agreement.

*4.14	Form of warrant.

*4.15	Form of warrant agreement.

*4.16	Form of purchase contract.

*4.17	Form of unit certificate.

*4.18	Form of unit agreement.

5.1	Opinion of John C. Cirone, Vice President, General Counsel and Secretary of Quicksilver Resources Inc., as to the validity of the securities being registered.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

15.1	Awareness Letter of Deloitte & Touche LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of John C. Cirone (included in Exhibit 5.1).

23.3	Consent of Schlumberger Data and Consulting Services.

Exhibit No.	Description
23.4	Consent of Netherland Sewell & Associates, Inc.

23.5	Consent of LaRoche Petroleum Consultants, Ltd.

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of the Trustee under the Indenture.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.